Exhibit 99.1

EQT Midstream Partners Reports Q1 2014 Results

Increases Adjusted EBITDA and Distributable Cash Flow Guidance

PITTSBURGH--(BUSINESS WIRE)--April 24, 2014--EQT Midstream Partners, LP (NYSE: EQM), an EQT Corporation (EQT) company, today announced first quarter 2014 financial and operating results. Net income for the quarter totaled $34.9 million and adjusted EBITDA was $41.1 million. Distributable cash flow was $38.9 million for the quarter. Adjusted operating income was $34.6 million, or 22% higher than the same quarter last year. The non-GAAP financial measures are reconciled in the Non-GAAP Disclosures section included in this news release.

Additional Highlights:

  Announced an increase in the quarterly cash distribution to $0.49 per unit, $0.03 or 7% higher than the fourth quarter of 2013 and $0.12 or 32% higher than first quarter of 2013
  Increasing adjusted EBITDA guidance for 2014 to between $186 - $188 million
  Increasing distributable cash flow guidance for 2014 to between $164 - $166 million
  Forecasting $0.03 quarterly cash distribution per unit increases through at least 2015, without additional dropdowns from EQT

In December 2013, EQT Midstream Partners (Partnership) entered into a capital lease with EQT for the lease of its Allegheny Valley Connector facilities (AVC), which includes a 200-mile, FERC-regulated pipeline that EQT acquired as part of the sale of Equitable Gas Company, LLC (EGC). The Partnership operates the AVC as part of its transmission and storage system. Revenue and expenses associated with the AVC are included in the Partnership’s financial statements; however, the monthly lease payment to EQT offsets the impact on the Partnership’s distributable cash flow. As a result, first quarter 2014 operating results are discussed on an adjusted basis, excluding the AVC. Payments due under the lease totaled $7.0 million for the first quarter. The revenues and expenses associated with AVC are found in the reconciliation table in the Non-GAAP Disclosures section of this news release.

First quarter adjusted operating revenues increased $9.2 million, or 21%, compared to the same quarter last year. The increase was primarily due to increased contracted firm transmission capacity from EQT and third-parties. In December 2013, EQT completed the sale of EGC. At the time of the sale closing, the Partnership extended its existing 448 BBtu per day transmission and storage contract with EGC for 20 years. Revenues from EGC were affiliate revenues prior to the sale and are third party revenues subsequent to the sale. After normalizing for EGC, the first quarter affiliate adjusted revenue was 15% higher than the same quarter last year and third party adjusted revenue was 27% higher. In the first quarter 2014, third parties accounted for nearly 50% of total adjusted operating revenue. Adjusted operating expenses increased $3.1 million versus the first quarter of 2013, consistent with the growth of the business.

Quarterly Distribution
The Partnership announced a quarterly cash distribution of $0.49 per unit for the first quarter of 2014. The distribution will be paid on May 15, 2014 to all unitholders of record at the close of business on May 6, 2014. The quarterly cash distribution is $0.03 per unit, or 7% higher, than the fourth quarter of 2013 and $0.12 per unit, or 32% higher, than the first quarter of 2013. The Partnership expects to continue to increase the per unit distribution by $0.03 each quarter through at least 2015, which is supported by expected accretion from the Sunrise acquisition in 2013 and organic growth projects for third-parties.

Guidance
The Partnership forecasts second quarter 2014 adjusted EBITDA to be $44 - $45 million and increases its full-year 2014 adjusted EBITDA forecast to $186 - $188 million and distributable cash flow forecast to $164 - $166 million. The increase in the 2014 forecast is primarily related to first quarter results above plan and higher projected throughput from EQT and third party Marcellus producers. The financial and distribution guidance does not include financial impacts of potential acquisitions.

CAPITAL EXPENDITURES
Expansion
The Partnership expects the Jefferson compressor station expansion to be completed in the third quarter 2014 and to add 550 BBtu per day of transmission capacity. The Partnership is also constructing two projects for Antero Resources, the West Side expansion and the East Side expansion, which combined will provide 200 BBtu per day of transmission capacity. The first 100 BBtu per day is expected to be in service by year-end 2014 and the remaining 100 BBtu per day is expected to be in service by mid-year 2015. The Partnership also will add 100 BBtu per day of transmission capacity by the end of 2014 for Range Resources. The Partnership expects total transmission system capacity of 3.0 TBtu per day by the end of 2014. First quarter expansion capital expenditures totaled $17.3 million, and the Partnership forecasts expansion capital expenditures of approximately $100 - $105 million for 2014.

Ongoing Maintenance
Ongoing maintenance capital expenditures are cash expenditures made to maintain, over the long term, the Partnership’s operating capacity or operating income. Ongoing maintenance capital expenditures, net of expected reimbursements, totaled $1.5 million in the first quarter 2014. The Partnership forecasts ongoing maintenance capital expenditures of approximately $17 - $18 million for 2014.

NON-GAAP DISCLOSURES
Adjusted EBITDA and Distributable Cash Flow
As used in this news release, adjusted EBITDA means net income plus net interest expense, depreciation and amortization expense, income tax expense (if applicable), non-cash long-term compensation expense and other non-cash adjustments (if applicable), less other income and capital lease payments. As used in this news release, distributable cash flow means adjusted EBITDA less interest expense, excluding capital lease interest and ongoing maintenance capital expenditures, net of expected reimbursements. Distributable cash flow should not be viewed as indicative of the actual amount of cash that the Partnership has available for distributions from operating surplus or that the Partnership plans to distribute. Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of the Partnership’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess:

  the Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods;
  the ability of the Partnership’s assets to generate sufficient cash flow to make distributions to the Partnership’s unitholders;
  the Partnership’s ability to incur and service debt and fund capital expenditures; and
  the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Partnership believes that adjusted EBITDA and distributable cash flow provide useful information to investors in assessing the Partnership’s financial condition and results of operations. Adjusted EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. Additionally, because adjusted EBITDA and distributable cash flow may be defined differently by other companies in its industry, the Partnership’s definition of adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The table below reconciles adjusted EBITDA and distributable cash flow with net income and net cash provided by operating activities as derived from the statements of consolidated operations and cash flows to be included in the Partnership’s quarterly report on Form 10-Q for the quarter ended March 31, 2014.

Reconciliation of Adjusted EBITDA and Distributable Cash Flow

Three Months Ended
March 31, 2014
Operating revenues:	(in thousands)
Transmission and storage	$59,317
Gathering	3,256
Total operating revenues	62,573
Operating expenses:
Operating and maintenance	8,124
Selling, general and administrative	7,359
Depreciation and amortization	6,849
Total operating expenses	22,332
Operating income	40,241
Other income, net	269
Interest expense, net	5,655
Net income	$34,855
Add:
Interest expense, net	5,655
Depreciation and amortization expense	6,849
Non-cash long-term compensation expense	978
Less:
Other income, net	(269)
Capital lease payments	(6,979)
Adjusted EBITDA	$41,089
Less:
Interest expense, excluding capital lease interest	(717)
Ongoing maintenance capital expenditures, net of expected reimbursements	(1,481)
Distributable cash flow	$38,891
Distributions declared (a):
Limited Partner	$23,426
General Partner	1,525
Total	$24,951
Coverage ratio	1.56x

(a) Reflects cash distribution of $0.49 per limited partner unit for the first quarter.

Three Months Ended
March 31, 2014
(in thousands)
Net cash provided by operating activities	$51,198
Adjustments:
Interest expense, net	5,655
Capital lease payments	(6,979)
Other, including changes in working capital	(8,785)
Adjusted EBITDA	$41,089

Adjusted Operating Revenues, Adjusted Operating Expenses, Adjusted Operating Income and Adjusted Income Before Income Taxes
Adjusted operating revenues, adjusted operating expenses, adjusted operating income and adjusted income before income taxes, all of which exclude the impact of the AVC, are non-GAAP supplemental financial measures that are presented because they are important measures used by management to evaluate the Partnership’s performance. The AVC did not have a net positive or negative impact on the Partnership’s distributable cash flow. Adjusted operating revenues, adjusted operating expenses, adjusted operating income and adjusted income before income taxes should not be considered as alternatives to operating revenues, operating expenses, operating income or income before income taxes, or any other measure of financial performance presented in accordance with GAAP. The table below reconciles adjusted operating revenues, adjusted operating expenses, adjusted operating income and adjusted income before income taxes with operating revenues, operating expenses, operating income and income before income taxes as derived from the statements of consolidated operations to be included in the Partnership’s quarterly report on Form 10-Q for the quarter ended March 31, 2014.

	Three Months Ended March 31,
	2014			2013
(in thousands)	Reported Results	Adjustment to exclude AVC	Adjusted Results (excludes AVC)	Recast Results(1)
Operating Revenues:
Operating revenues – affiliate(2)	$27,129	$(9)	$27,120	$34,386
Operating revenues – third party(2)	35,444	(8,984)	26,460	9,979
Total operating revenues	$62,573	$(8,993)	$53,580	$44,365

Operating Expenses
Operating and maintenance	$8,124	$(1,137)	$6,987	$6,632
Selling, general and administrative	7,359	(876)	6,483	4,263
Depreciation and amortization	6,849	(1,300)	5,549	5,041
Total operating expenses	22,332	(3,313)	19,019	15,936
Operating income	$40,241	$(5,680)	$34,561	$28,429
Other income, net	269	—	269	297
Interest expense, net	5,655	(4,944)	711	204
Income before income taxes	$34,855	$(736)	$34,119	$28,522

(1)	Q1 2013 has been recast to include the historical results of Sunrise Pipeline, LLC, which was merged into the Partnership on July 22, 2013.
(2)

On December 17, 2013, EQT completed the sale of EGC. Prior to the sale, revenues from EGC were affiliate revenues. Subsequent to the sale, EGC revenues are third party revenues. In the first quarter 2013, revenues from EGC totaled $10.9 million.

Affiliate and third party revenue adjusted for AVC and normalized for EGC

	Three Months Ended March 31,
	2014	2013
(in thousands)	Adjusted Results (excludes AVC)	Recast Results(1)	EGC	Normalized for EGC	2014 vs 2013
Operating Revenues:
Operating revenues – affiliate	$27,120	$34,386	$(10,868)	$23,518	15%
Operating revenues – third party	26,460	9,979	10,868	20,847	27%
Total operating revenues	$53,580	$44,365	$—	$44,365	21%

(1) Q1 2013 has been recast to include the historical results of Sunrise Pipeline, LLC, which was merged into the Partnership on July 22, 2013.

Q1 2014 Webcast Information
EQT Midstream Partners will host a live webcast with security analysts today at 11:30 a.m. ET. Topics include first quarter 2014 financial results, operating results, and other matters. The webcast is available at www.eqtmidstreampartners.com and a replay will be available for seven days following the call.

EQT Corporation (EQT), which is the Partnership's general partner and owner of a 44.6% equity interest in the Partnership, will also host a webcast with security analysts today at 10:30 a.m. ET. The Partnership's unitholders are encouraged to listen-in, as the discussion may include topics relevant to the Partnership, such as EQT's financial and operational results, potential asset dropdown transactions, and specific reference to the Partnership's 2014 results. The webcast can be accessed via www.eqt.com and will be available as a replay for seven days following the call.

About EQT Midstream Partners:
EQT Midstream Partners, LP is a growth-oriented limited partnership formed by EQT Corporation to own, operate, acquire, and develop midstream assets in the Appalachian basin. The Partnership provides midstream services to EQT Corporation and third-party companies through its strategically located transmission and storage system, and gathering system. The Partnership owns 700 miles and operates an additional 200 miles of FERC-regulated interstate pipelines, and also owns more than 1,600 miles of FERC-regulated, low-pressure gathering lines.

Visit EQT Midstream Partners, LP at www.eqtmidstreampartners.com.

Cautionary Statements
The Partnership is unable to provide a reconciliation of its projected adjusted EBITDA and projected distributable cash flow to projected net income or projected net cash provided by operating activities, the most comparable financial measures calculated in accordance with generally accepted accounting principles (GAAP), because of uncertainties associated with projecting future net income and changes in assets and liabilities.

Disclosures in this news release contain certain forward-looking statements. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Partnership and its subsidiaries, including guidance regarding the Partnership’s transmission and storage and gathering revenue growth and volume growth; revenue projections; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to such programs); the EQT subsidiary to own and construct the Ohio Valley Connector and/or Ohio Valley Express projects; natural gas production growth in the Partnership’s operating areas for EQT and third parties; asset acquisitions, including the Partnership’s ability to complete any asset purchases from EQT or third parties and anticipated synergies associated with any acquisition; internal rate of return (IRR); compound annual growth rate (CAGR), capital commitments, projected capital and operating expenditures, including the amount and timing of capital expenditures reimbursable by EQT, capital budget and sources of funds for capital expenditures; liquidity and financing requirements, including funding sources and availability; distribution rate and growth; projected adjusted EBITDA, and projected distributable cash flow, including the effect of the AVC lease on distributable cash flows; future AVC lease payments; the effects of government regulation, litigation, and tax position. These forward looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Partnership has based these forward-looking statements on current expectations and assumptions about future events. While the Partnership considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Partnership’s control. The risks and uncertainties that may affect the operations, performance and results of the Partnership’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” of the Partnership’s Form 10-K for the year ended December 31, 2013 and as updated by any subsequent Form 10-Q’s. Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this press release regarding EQT Corporation and its subsidiaries, other than the Partnership, is derived from publicly available information published by EQT.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not the Partnership, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

EQT Midstream Partners, LP Statements of Consolidated Operations (unaudited)

	Three Months Ended
	March 31,
(Thousands, except per unit amounts)	2014	2013(1)
Operating Revenues:
Operating revenues – affiliate(2)	$27,129	$34,386
Operating revenues – third party(2)	35,444	9,979
Total operating revenues	62,573	44,365

Operating expenses:
Operating and maintenance	8,124	6,632
Selling, general and administrative	7,359	4,263
Depreciation and amortization	6,849	5,041
Total operating expenses	22,332	15,936
Operating income	40,241	28,429
Other income, net	269	297
Interest expense, net	5,655	204
Income before income taxes	34,855	28,522
Income tax expense	—	1,733
Net income	$34,855	$26,789

Calculation of limited partner interest in net income:
Net income	$34,855	$26,789
Less:
Pre-acquisition net income allocated to parent	—	(2,710)
General partner interest in net income	(1,723)	(505)
Limited partner interest in net income	$33,132	$23,574

Net income per limited partner unit - basic	$0.69	$0.68
Net income per limited partner unit - diluted	$0.69	$0.68

Weighted average limited partner units outstanding – basic	47,819	34,679
Weighted average limited partner units outstanding – diluted	47,938	34,768

(1)	Q1 2013 has been recast to include historical results of Sunrise Pipeline, LLC, which was merged into the Partnership on July 22, 2013.
(2)

On December 17, 2013, EQT completed the sale of EGC. Prior to the sale, revenues from EGC were affiliate revenues. Subsequent to the sale, EGC revenues are third party revenues. In the first quarter 2013, revenues from EGC totaled $10.9 million.

EQT Midstream Partners, LP Operating Results

	Three Months Ended
	March 31,
	2014	2013(1)
OPERATING DATA (in BBtu per day):
Transmission throughput (excluding AVC)	1,337	900
AVC transmission throughput	263	—
CAPITAL EXPENDITURES (in thousands):
Expansion capital expenditures	$17,261	$6,616
Maintenance capital expenditures:
Ongoing maintenance(2)	1,644	3,179
Funded regulatory compliance	565	2,278
Total maintenance capital expenditures	2,209	5,457
Total capital expenditures	$19,470	$12,073

(1)	Q1 2013 has been recast to include historical results of Sunrise Pipeline, LLC, which was merged into the Partnership on July 22, 2013.
(2)	Approximately $0.2 million of the first quarter 2014 ongoing maintenance capital expenditures are expected to be reimbursed by EQT for the bare steel replacement program.

CONTACT:
EQT Midstream Partners, LP
Analyst inquiries please contact:
Nate Tetlow, 412-553-5834
Investor Relations Manager
ntetlow@eqtmidstreampartners.com
or
Patrick Kane, 412-553-7833
Chief Investor Relations Officer
pkane@eqtmidstreampartners.com
or
Media inquiries please contact:
Natalie Cox, 412-395-3941
Corporate Director, Communications
ncox@eqtmidstreampartners.com